RESCISSION AGREEMENT AND MUTUAL RELEASE

THIS RESCISSION AGREEMENT AND MUTUAL RELEASE (“Agreement”) is made and entered into as of October 22, 2021, by and among Arvana Inc., a Nevada corporation (“Company”), Altaf Nazerali, a Canadian resident individually and on behalf of Valor Invest Ltd., International Portfolio Management Inc, 681315 B.C. Ltd., John Baring and Raymond Wicki (“Sellers”), and Alkiviades David, a British resident (“Buyer”). The Company, Buyer and Seller are sometimes referred to herein as the “parties” collectively or as a “party” individually.

RECITALS

WHEREAS, the Company, Sellers and Buyer are parties to that certain Confidential Term Sheet, dated May 21, 2021, (“Term Sheet”) pursuant to which Buyer and Sellers were to cause the Company to enter into an asset purchase agreement (“Asset Purchase”) with an asset owned or controlled by Buyer.

WHEREAS, to induce Buyer to enter into an Asset Purchase with Company, the Sellers determined to grant irrevocable proxies to Buyer that represented voting control over more than ninety percent (90%) of the Company’s outstanding shares (“Proxies”), in addition to which action the Company indicated its intention to appoint two (2) new directors to its board of directors (Mathew Bentley Hoover & Carl Dawson, hereinafter “Directors”) and to solicit the resignation of two of its then existing directors.

WHEREAS, the parties now desire to unwind and rescind the Term Sheet to disclaim any intention of entering into an Asset Purchase due to, among other reasons, certain events that have occurred subsequent to the execution of the Term Sheet, including the inability of the parties to reach agreement on the structure of the anticipated Asset Purchase; and

WHEREAS, to accomplish the unwinding and recission of the Term Sheet, Buyer desires to effectively terminate the Proxies herewith, and to solicit the resignation of the Directors with immediate effect on the terms and subject to the conditions set forth below.

NOW, THEREFORE, the parties hereby agree as follows:

1. RESCISSION OF TERM SHEET

On the terms and subject to the conditions of this Agreement, the Company, Sellers and Buyer each agree, in consideration of their mutual covenants and agreement, that the Term Sheet is hereby rescinded in its entirety, and that none of the parties hereto shall have any further rights or duties thereunder, except for those defined in this Agreement.

2. REVOCATION OF PROXIES AND RESIGNATION OF DIRECTORS

Buyer agrees to revoke the Proxies granted by Sellers and to solicit the Directors to submit their respective resignations to the Company with immediate effect (specimen resignation form attached hereto).

3.  MUTUAL REPRESENTATIONS AND WARRANTIES; COVENANTS

Each party represents and warrants to the other party that:

3.1 Authorization. All corporate action on the part of the respective parties, nominees, officers, directors and shareholders as necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations hereunder has been taken. This Agreement constitutes a valid and legally binding obligation of the parties, enforceable in accordance with its respective terms.

3.2 Corporate Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of incorporation and has full corporate power and authority to carry on its business as it is now being conducted.

3.3 Agreement Not in Contravention. Neither the execution and delivery of this Agreement, nor the consummation of the actions provided for herein will (i) result in a material breach of or constitute a material default or give rise to any right of termination, cancellation or acceleration under the terms, conditions, or provisions of any agreement or other instrument to which each of the parties is a party, or (ii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to any of the parties.

3.4 Information and Statements. No representation or warranty made by or on behalf of the parties with respect to the Term Sheet or the anticipated Asset Purchase contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made, in light of the circumstances under which they are made, not misleading.

4. MUTUAL RELEASE

4.1 Each party on behalf of itself and its respective partners, agents, assigns, heirs, officers, directors, employees executors, and attorneys (“Affiliates”) hereby forever and finally releases, relieves, acquits, absolves and discharges the other party and their Affiliates from any and all losses, claims, debts, liabilities, demands, obligations, promises, acts, omissions, agreements, costs and expenses, damages, injuries, suits, actions and causes of action, of whatever kind or nature, whether known or unknown, suspected or unsuspected, contingent or fixed, that they may have against the other party and their Affiliates, including without limitation claims for indemnification, based upon, related to, or by reason of any matter, cause, fact, act or omission occurring or arising at any moment out of the Term Sheet.

4.2 Each party acknowledges that this mutual release does not constitute any admission of liability whatsoever on the part of any of the undersigned.

4.3 Each party represents and warrants that there has been no assignment or transfer of or giving of a security interest in or encumbrance upon any interest in any claim which he/it or his/its Affiliates may have against any other party. Each of the parties further represents that such party: (i) has carefully read this Agreement; (ii) knows the contents of this Agreement; (iii) has had the advice of counsel of such party’s choosing in connection with the subject matter hereof, and the advice thereof is reflected in the provisions of this Agreement; and (iv) has not been influenced to any extent whatsoever in doing so by any other party or by any other person or entity, except for those representations, statements and promises expressly set forth herein.

5. THE EFFECTIVE DATE

5.1 This Agreement shall become effective when executed and delivered by all of the parties hereto (“Effective Date”).

6. INDEMNIFICATION

Each party shall defend, indemnify, and hold the other parties harmless from and against any and all losses, damages, liabilities and expenses (including penalties and attorneys’ fees) which are incurred or suffered by or imposed upon any other party arising out of or relating to (i) any failure or breach by a party to perform any of his/its covenants, agreements or obligations under this Agreement, or (ii) any inaccuracy or incompleteness of the representations and warranties of a party contained in this Agreement.

7. ENTIRE AGREEMENT

This Agreement, and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

8. SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

9. GOVERNING LAW

This Agreement will be construed and enforced in accordance with and governed by the laws of the State of Utah, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of Utah in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

10. COUNTERPARTS

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11. CONSTRUCTION

Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to articles and sections are to the articles, and sections, respectively, of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates. Any item that is disclosed in a representation or warranty shall be deemed disclosed for all purposes and for every representation and warranty.

12. Severability

If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

13. SPECIFIC PERFORMANCE

The parties agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms thereof and that, prior to the termination of this Agreement pursuant to its terms, the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

14. NOTICE

All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

If to Company:

Arvana Inc.

299 South Main Street, 13th Floor

Salt Lake City

Utah 84111

Attention: Ruairidh Campbell, Chief Executive Officer

Phone Number: (801) 232-7395

E-mail: ruairidhcampbell@msn.com

If to Sellers:

Altaf Nazerali

3001-788 Richards Street

Vancouver

British Columbia, Canada V6B 0C7

Phone Number: (360) 223-9911

E-mail: aly.nazerali@ipm.bc.ca

If to Buyer:

Alkiviades David

23768 Malibu Road

Malibu

California 90265

Phone Number: (310) 703-7575

E-mail: alki@filmon.com

15. SURVIVAL.

All representations, warranties, covenants and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion or other writing provided for herein, shall survive the Effective Date.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Arvana Inc.

/s/ Ruairidh Campbell

By: Ruairidh Campbell

Its: Chief Executive Officer

Altaf Nazerali

/s/ Altaf Nazerali

Altaf Nazerali, individually and on the behalf of Valor Invest Ltd., International Portfolio Management Inc, 681315 B.C. Ltd., John Baring and Raymond Wicki

Alkiviades David

/s/ Alkiviades David

Alkiviades David